Exhibit 10.10

Commitment Letter Regarding the Avoidance of Funds Occupation and Illegal Guarantee
Given that ACM Research (Shanghai), Inc. (hereinafter referred to as the “issuer”) intends to apply for an initial public offering and be listed on the Science and Technology Board, the company, as the issuer’s controlling shareholder, now in accordance with the relevant laws, administrative regulations and relevant regulations of the China Securities Regulatory Commission, in order to protect the legitimate rights and interests of the issuer and other shareholders, the company confirms and makes the following commitment:
1. As of the date of this letter, there is no non-operating occupation of the issuer or its holding company’s funds by the company and other companies controlled by the company, and there is no situation in which the issuer or its holding company provides guarantees for the company and other companies controlled by the company in violation of the regulations.
2. The company promises to exercise the rights of shareholders in accordance with the law, and to not abuse the rights of shareholders to damage the legitimate interests of the issuer or other shareholders of the issuer. The company and other companies controlled by the company will not illegally occupy the funds of the issuer or its holding company by borrowing, paying debts, making advances or otherwise, and will not require the issuer or its holding company to provide guarantees in violation of the regulations.

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(There is no text on this page, it is the signature page of the Commitment Letter Regarding the Avoidance of Funds Occupation and Illegal Guarantee)

ACM RESEARCH, INC.

Signature: /s/ Hui Wang

Name: HUI WANG

Title: Authorized representative

Date: Year Month Day